                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Current Report on Form 8-K/A Amendment No. 1, dated December 23, 1997, filed with the Securities and Exchange Commission by Apartment Investment and Management Company ("AIMCO") of our report dated January 27, 1997 (except for note 15, as to which the date is March 13, 1997 and note 2(J), as to which the date is March 31, 1997), with respect to the Consolidated Financial Statement and Schedule of Ambassador Apartments, Inc. We further consent to the incorporation by reference of such report in AIMCO's Registration Statements on Form S-3 (No. 333-26415, No. 333-98338, No. 333-828, No. 333-4542, No. 333-4546, No. 333-8997, No. 333-17431, No.
333-20755, No. 333-36531, and No. 333-36537), AIMCO's Registration Statements on Form S-8 (No. 333-4550, No. 333-4548, No. 333-14481, No. 333-36803, and
No. 333-41719), and AIMCO's Registration Statement on Form S-4 (No. 333-39357), all filed with the Securities and Exchange Commission.



                                                         ERNST & YOUNG LLP


Chicago, Illinois
February 5, 1998